Exhibit 10.1

LETTER AMENDMENT

TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

OF

JEFFREY T. SLOVIN

This Letter Amendment (“Amendment”) effective as of September 20, 2010, amends the Employment Agreement, made as of June 14, 2006 and amended as of December 2, 2008 (the “Agreement”), between Sirona Dental Systems, Inc., and its subsidiary Schick Technologies, Inc. (collectively, the “Company”), and Jeffrey T. Slovin (“the Employee”):

1. The Company hereby promotes Employee, and Employee hereby agrees to be promoted, to President of the Company, effective as of September 20, 2010. As President of the Company, Employee shall, at all times, report directly to the Company’s Chief Executive Officer, and shall be responsible for directing the management of the four segments in Bensheim: Dental CAD/CAM Systems, Imaging Systems, Treatment Centers and Instruments, and shall perform such other duties as will be assigned from time to time by the Company’s Chief Executive Officer. Additionally, the Employee will be appointed as Geschäftsführer of Sirona Dental Services GmbH, Sirona Dental Systems GmbH, Sirona Immobilien GmbH and Sirona Technologie GmbH & Co. KG.

2. The Company agrees to relocate the Employee and the Employee agrees to be relocated to Bensheim, Germany for a period of two (2) years (the “Relocation Period”) commencing on October 1, 2010. The Employee agrees to relocate with his family to Germany during the Relocation Period.

3. During the Relocation Period, the Company will provide and pay for the following Services:

(i) Relocation and moving for the Employee and his family to and from Germany.

(ii) Housing for the Employee and his family in the area of Bensheim, Germany.

(iii) The Company will make the Employee whole on an after-tax basis for German employment income and other applicable taxes on Employee’s remuneration in excess of the tax

Employee would owe if such income was subject only to federal, state and local taxation applicable at Employee’s fiscal domicile prior to relocation to Germany. Tax equalization will be calculated by the Company’s outside accounting firm and paid with the monthly payroll.

(iv) During the Relocation Period the Company will provide and pay for Employee’s tax filings and advice in Germany and USA with regard to Employee’s remuneration earned within the Relocation Period.

(v) To avoid any disadvantages or dual benefits in social security coverage, the Employee may opt to remain in the U.S. social security system as far as legally possible. The Company will apply for the issuing of the certificate of coverage at the Social Security Administration Office of International Programs USA. In lieu of any similar benefits provided by Sirona USA, the Employee will be covered by the International Healthcare Plan of the Company.

The Company’s Services to the Employee and his family during the Relocation Period will be provided by service providers of Company’s choice and will be managed by Company’s Corporate HR department in Salzburg, Austria.

4. Section VI(iv) of the Agreement shall be deleted in its entirety and replaced with the following:

5. “(iv) Employee no longer reports to Jost Fischer, the Company’s Chief Executive Officer;”

6. The last sentence of the Agreement shall be deleted in its entirety and replaced with the following:

7. “Prior to resigning for Good Reason, Employee shall provide the Company 30 days’ (90 working days’ in case of (iv) above) notice of such intention to resign for Good Reason and the Company shall have the opportunity to cure such conduct; if curable, during such period.”

8. Employee’s duties and responsibilities as EVP and United States COO will be taken over by the Company’s CEO. The rights, responsibilities and obligations of Employee as a member of the Board of Directors will remain in full force and effect.

9. All other terms of the Agreement shall remain in full force and effect.

New York, September 19, 2010

Sirona Dental Systems, Inc.	Jeffrey T. Slovin

/s/ Jost Fischer	/s/ Jeffrey T. Slovin
Jost Fischer	Jeffrey T. Slovin
Chairman & CEO